UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 10, 2013

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE
Cedar Rapids, Iowa		52498
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01.    Entry into a Material Definitive Agreement.
On August 10, 2013, Rockwell Collins, Inc. (“Rockwell Collins”), Avatar Merger Sub, Inc., a wholly-owned subsidiary of Rockwell Collins (“Merger Sub”), Radio Holdings, Inc. (“Radio Holdings”) and TC Group IV Managing GP, L.L.C., as the initial stockholder representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to satisfaction or waiver of certain conditions, Merger Sub will merge with and into Radio Holdings, with Radio Holdings continuing as the surviving corporation and a wholly-owned subsidiary of Rockwell Collins (the “Merger”). Radio Holdings is the holding company of ARINC Incorporated.
The aggregate purchase price for the transaction will be $1.39 billion on a cash-free, debt-free basis, subject to customary adjustments as provided in the Merger Agreement.
The consummation of the Merger is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.
Radio Holdings and Rockwell Collins each made certain representations, warranties and covenants in the Merger Agreement customary for transactions of this type.
Item 7.01    Regulation FD Disclosure.
On August 12, 2013, Rockwell Collins issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press Release of the Company dated August 12, 2013

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated:	August 12, 2013	By	/s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary

Exhibit Index

99.1    Press Release of the Company dated August 12, 2013